UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 7, 2007

AMERICAN TOWER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 7, 2007, American Tower Corporation (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.2.

Exhibit 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On November 7, 2007, the Company announced that Mr. Steven C. Marshall had joined the Company as Executive Vice President, International Business Development. The Company included this announcement in its press release issued November 7, 2007 with respect to its financial results for the third quarter ended September 30, 2007. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited condensed consolidated balance sheets as of September 30, 2007 and December 31, 2006, unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2007 and 2006, and unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2007 and 2006 (Filed herewith).

99.2	Press release, dated November 7, 2007, announcing financial results for the third quarter ended September 30, 2007 (Furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION (Registrant)

Date: November 7, 2007	By:	/s/ Bradley E. Singer
Bradley E. Singer Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited condensed consolidated balance sheets as of September 30, 2007 and December 31, 2006, unaudited condensed consolidated statements of operations for the three and nine months ended September 30, 2007 and 2006, and unaudited condensed consolidated statements of cash flows for the nine months ended September 30, 2007 and 2006 (Filed herewith).

99.2	Press release, dated November 7, 2007, announcing financial results for the third quarter ended September 30, 2007 (Furnished herewith).